U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 30, 2004

(Date of earliest event reported)

PHEAA Student Loan Trust I

(Exact name of registrant as specified in its charter)

PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 and 2004-1

(Name of Issue)

Delaware	333-102638	14-6223927
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

c/o Wachovia Bank of Delaware One Rodney Square, Suite 102 920 King Street Wilmington, Delaware		19801
Address of principal executive office		(Zip Code)

(302) 888-7528

(Registrant’s Telephone Number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 8.01.              Other Events

(A)                              On August 13, 2004, PHEAA Student Loan Trust I (the “Trust”) issued its monthly report to noteholders for the month ended July 31, 2004 (the “Monthly Report”). The Trust made its regular, scheduled distributions to the holders of the Trust’s Student Loan Asset Backed Notes, Series 2003-1 and Series 2004-1. The Monthly Report is filed as Exhibit 99.5 hereto and is incorporated herein by reference thereto.

(B)                                The Trust and Manufacturers and Traders Trust Company, as Indenture Trustee, upon receipt of unanimous written consent of all affected noteholders of the Series 2003-1 Notes, amended the Indenture of Trust effective as of June 30, 2004 pursuant to a First Amendment to Indenture of Trust and First Supplemental Indenture of Trust (the “First Amendment”), which is attached hereto and is incorporated herein by reference as Exhibit 4.1.

(C)                                On July 14, 2004, the Trust issued an additional $400,000,000 of its student loan asset-backed notes, Series 2004-1, in four classes, as follows: $200,000,000 of its Series 2004-1 Class A-1 LIBOR rate notes, $90,000,000 of its Series 2004-1 Class A-2 auction rate notes, $90,000,000 of its Series 2004-1 Class A-3 auction rate notes, $20,000,000 of its Series 2004-1 Class B-1 auction rates notes. The Second Supplemental Indenture, filed as Exhibit 4.2 hereto, and certain other transaction documents, filed as described in ITEM 7. below, are attached hereto and incorporated herein by reference.

ITEM 9.01.              Financial Statements and Exhibits

(c)                                  Exhibits furnished in accordance with Item 601(a) of Regulation S-K

Exhibit No.	Description

4.1	First Amendment to Indenture of Trust and First Supplemental Indenture of Trust

4.2	Second Supplemental Indenture of Trust

99.1	Amended and Restated Servicing Agreement

99.2	Amended and Restated Administration Agreement

99.3	Broker-Dealer Agreement

99.4	Auction Agent Agreement

99.5	Monthly report distributed to holders of PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 and Series 2004-1 for the period ended July 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	PENNSYLVANIA HIGHER EDUCATION
ASSISTANCE AGENCY, AS SERVICER

Date: August 26th, 2004

	By:	/s/ JAMES L. PRESTON
	Name:	James L. Preston
	Title:	Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

4.1	First Amendment to Indenture of Trust and First Supplemental Indenture of Trust

4.2	Second Supplemental Indenture of Trust

99.1	Amended and Restated Servicing Agreement

99.2	Amended and Restated Administration Agreement

99.3	Broker-Dealer Agreement

99.4	Auction Agent Agreement

99.5	Monthly report distributed to holders of PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 and Series 2004-1 for the period ended July 31, 2004.